Frank Russell
Investment Company
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495




December 20, 2002

Exhibit A

Form N-SAR Certification

I, Leonard P. Brennan and Mark E. Swanson, certify that:
1. I have reviewed this report on Form N-SAR of Frank Russell Investment Company Funds;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods represented in this report;
4. The registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) evaluated the effectiveness of the registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the Evaluation Date); and
c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based in our evaluation as of the Evaluation Date;
5. The registrants other certifying officers and I have disclosed, based on our most recent evaluation, to the registrants auditors and the audit committee of the registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrants ability to record, process, summarize, and report financial data and have identified for the registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants internal controls;
and
6. The registrants other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date if our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:_________________________
________________________________
[Leonard P. Brennan]
[President]


Date:_________________________
________________________________
[Mark E. Swanson]
[Treasurer and Principal Accounting
 Officer]

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 15A-E correctly, the correct answers are as follows:

For all Series, seven additional sub-custodians need to be included:

15.         A)  Custodian/Sub-custodian: BANK OF NOVA SCOTIA TRUST COMPANY
B) Is this a custodian or sub-custodian? (C/S): S
C) City: Grand Cayman
D) Foreign Country: Cayman Islands
E) Foreign Custodian Rule 17f-5

15.            A)  Custodian/Sub-custodian: CITIBANK N.A.  PUERTO RICO
B)   Is this a custodian or sub-custodian? (C/S): S
C) City: Puerto Rico
D) Foreign Country: Puerto Rico
E) Foreign Custodian Rule 17f-5

15.	A)   Custodian/Sub-custodian: BARCLAYS BANK OF UGANDA LIMITED
B)    Is this a custodian or sub-custodian? (C/S): S
C)    City:  Kampala
D)   Foreign Country: Uganda
         E)   Foreign Custodian Rule 17f-5


15.	A)   Custodian/Sub-custodian: HSBC SECURITIES, INC.
B)    Is this a custodian or sub-custodian? (C/S): S
C)   City: New York   State: New York   Zip: 10018   Zip Ext.:
D)   Foreign Country:
E)   Bank Sec. 17 (f) (1)



15.	A)   Custodian/Sub-custodian: J.P. MORGAN CHASE & CO.
	B)   Is this a custodian or sub-custodian? (C/S): S
C)   City: New York   State: New York   Zip: 10022   Zip Ext.:
D)   Foreign Country:
E)   Bank Sec. 17 (f) (1)



15.	A)   Custodian/Sub-custodian: ABN-AMRO BANK N.V.
	B)   Is this a custodian or sub-custodian? (C/S): S
C)   City: Chicago   State: Illinois   Zip: 60604   Zip Ext.:
D)   Foreign Country:
E)   Bank Sec. 17 (f) (1)




15.	A)   Custodian/Sub-custodian: THE BANK OF NEW YORK
	B)   Is this a custodian or sub-custodian? (C/S): S
C)   City: New York  State: New York   Zip: 10286   Zip Ext.:
D)   Foreign Country:
E)   Bank Sec. 17 (f) (1)